FORM 8 - K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

               Date of Report
               (Date of earliest
               event reported)   :          January 18, 2001

Carmina Technologies Inc.
(Exact name of registrant as specified in its charter)

           Utah
0-30685                        (IRS Employer
(State or other jurisdiction of incorporation)    (Commission File
Number)                Indentification No.)

810, 540 5th Avenue SW, Calgary, Alberta, Canada T2P 0M2
(Address of principal executive offices, including zip code)

(403) 269-5369
(Registrant's telephone number)

Item 4.  Change in Registrant's Certifying Accountant.

On January 18, 2001, on the recommendation of the board of directors, management of the registrant informed HJ & Associates, L.L.C., the current auditors of the registrant, that the registrant wished to change principal accountants and auditors by appointing BDO Dunwoody L.L.P. in their place. Accordingly on January 18, 2001, HJ & Associates, L.L.C. agreed to resign as principal accountants and auditors and, by resolution of the board of directors, BDO Dunwoody L.L.P. were appointed in their place.

In neither of the past two fiscal years has the principal accountant's report on the financial statements contained an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles and during that period and the subsequent interim period preceding the resignation there have been no disagreements with the former accountants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CARMINA TECHNOLOGIES INC.

Date:     March 22, 2001                    /s/ John M. Alston
                              -------------------------------------------
                              John M. Alston
                              President and Chief Executive Officer

EXHIBIT INDEX
                    Exhibit 16          page 2